UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2018

CONTANGO OIL & GAS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue

Suite 2900

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 236-7400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Form 8-K of Contango Oil & Gas Company (the “Company”) filed August 15, 2018, the Company’s former Chief Executive Officer, Allan D. Keel, resigned as an officer and director effective as of August 14, 2018, and his employment with the Company ended as of 11:59 p.m. Houston, Texas time on September 13, 2018. On October 9, 2018, the Company and Mr. Keel entered into a Separation Agreement and Release of Claims (the “Separation Agreement”). The Separation Agreement confirms that the Company will provide Mr. Keel the severance pay and benefits for which he was eligible in the event of a termination of employment without Cause that does not occur within the Protection Period, all as set forth in his November 30, 2016 Employment Agreement, with severance pay to be provided no later than November 12, 2018. The Separation Agreement includes a mutual release of certain claims and covenants by Mr. Keel to abide by certain obligations within the November 30, 2016 Employment Agreement that continue following his separation from employment.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1, and incorporated by reference herein in its entirety.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following is a list of exhibits filed or furnished as part of this Form 8-K:

Exhibit No.	Description of Document

10.1	Separation Agreement and Release of Claims by Contango Oil & Gas Company and Allan D. Keel dated October 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2018	CONTANGO OIL & GAS COMPANY

	By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial and Accounting Officer

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